NEWS RELEASE	DRAFT

MEDTRONIC TO ACQUIRE BIOPHAN MRI SAFETY TECHNOLOGY
FOR $11 MILLION

PITTSFORD, NY, AUGUST XX, 2007 - Biophan Technologies, Inc. (OTCBB: BIPH), a developer of next-generation biomedical technology, today announced that the Company has entered into a definitive agreement with Medtronic, Inc., (NYSE: MDT) to acquire Biophan’s MRI safety patents in a transaction worth $11 million in cash. The transaction is anticipated to close within 60 days.

Under the terms of the agreement, Biophan will transfer to Medtronic its MRI safety patent portfolio, which includes technologies that make medical devices, such as pacemakers, safe for use with MRI.

“Since our founding in 2000, our goal has been to develop and commercialize innovative technologies related to medical imaging safety, with a focus on the development of solutions for the contraindication between pacemakers and MRI machines,” stated Mr. Guenter Jaensch, Chairman of Biophan’s Board of Directors.

“Our technology has the potential to solve the problems that have prevented many people with pacemakers from having an MRI. We believe Medtronic has the experience and resources to bring our technology to market,” stated Michael Weiner, President of Biophan.

Biophan will continue its efforts to develop technologies to enable visualization of clotting and restenosis in stents under MRI, which is not possible with today’s stents. In addition, it will continue its collaboration with Myotech on the development of the Myotech Circulatory Support System, a novel device for the treatment of acute heart failure.

About Biophan Technologies, Inc.:
Biophan is dedicated to providing technologies that offer innovative and competitive advantages to the medical device industry. In addition, the Company is helping to commercialize Myotech’s new cardiac support system which has significant potential to improve the treatment of many forms of heart disease. Biophan Technologies, Inc. holds a 45% interest in Myotech with rights to acquire a majority position, and is leading Myotech’s business development efforts. Biophan is traded on the OTC market under the symbol BIPH, and is also listed on the Frankfurt Stock Exchange under the symbol BTN. For more information on Biophan, please visit our website at www.biophan.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this press release may constitute forward-looking statements within the meaning of applicable securities laws. These statements reflect what Biophan anticipates, expects, or believes may happen in the future. Biophan's actual results could differ materially from the outcome or circumstance expressed or implied by such forward-looking statements as a result of a variety of factors including, but not limited to: Biophan's ability to develop its technologies; the approval of Biophan's patent applications; the successful implementation of Biophan's research and development programs; the ability of Biophan to demonstrate the effectiveness of its technology; the acceptance by the market of Biophan's technology and products incorporating such technology; the ability of Biophan to effectively negotiate and enter into contracts with medical device manufacturers for the licensing of Biophan's technology; competition; the ability of Biophan to raise capital to fund its operating and research and development activities until it generates revenues sufficient to do so; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in Biophan's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Biophan's periodic filings with the SEC, which are incorporated herein by reference. The forward-looking statements contained herein are made only as of the date of this press release, and Biophan undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Carolyn Hotchkiss
Communications Manager
Biophan Technologies, Inc.
(585) 267-4813
chotchkiss@biophan.com